SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  March 2, 2009

(Date of earliest event reported)

XECHEM INTERNATIONAL, INC.

(Exact name of registrant as specified in the charter)

Delaware	0-23788	22-3284403
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Xechem International, Inc.
PO Box 327
Middletown, NJ  07748-0327
 (732) 247-3300

Registrant’s telephone number including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Resignation of Director.

Resignation of Martin Biggs from Board of Directors.  Effective May 17, 2007 Dr. Martin Biggs was added to the Board of Directors of the Company by approval of a majority of the existing members of the Board of Directors, as the second of the nominees on behalf of the purchasers of Units comprised of Convertible Debentures plus Warrants pursuant to the Securities Purchase Agreement of the Company dated as of April 4, 2007.  On March 2, 2009, Dr. Biggs resigned from the board and any further affiliation with the Company citing personal commitments that would no longer permit time to devote to Xechem.

Item 8.01 Other Events.

On November 10, 2008, Xechem International, Inc. (the "Company" or "Xechem") and one of its subsidiaries, Xechem Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") to suspend all litigation and to restructure its debt.  A copy of the press release issued on that date announcing the bankruptcy filing is attached.

Demand Letter from the Creditor Committee. The Company received a letter dated March 10, 2009 from Charles Ganz, Vice-Chair of the Official Committee of unsecured Creditors of Xechem International, Inc. and Xechem, Inc. advising that there are several causes of action that may exist which should be preserved for the benefit of the applicable estate, including against all applicable persons, entities and insurance coverage.  A portion of what the letter includes as to the following allegations:  The letter has made allegations of fraud, breach of fiduciary duty and inadequate disclosure, among other things.

The Company received letters from two holders of convertible debentures.  The first was from counsel to an institutional investor and additional investors with regard to a Stock Purchase Agreement dated April 4, 2007 (the “SPA”) for the purchase price of $4,959,663.  The letter was addressed specifically to Dr. Pandey. They claim misrepresentations and omissions of material fact in connection with their investment and that they are commencing an action against Dr. Pandey.

The second letter was received from an individual investor on behalf of himself and all similarly situated holders of the Secured Convertible Debentures Due April 4, 2008, placing a demand for repayment of the Debentures plus interest and lost profits resulting from his investment and are seeking redress against Ramesh C Pandey and all who participated in alleged negligence, misrepresentations and breaches of fiduciary duty.

Item 9.01  Exhibits.

Form of press release dated November 10, 2008 announcing bankruptcy filing of Xechem International, Inc.

Exhibit No.	Description
99.1	Press Release dated November 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xechem International, Inc.

Dated: March 17, 2009	By:	/s/ Robert Swift
Chief Oversight Officer

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